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                                                                CONFORMED COPY



                            FARLEY INDUSTRIES, INC.
                                      and
                            FRUIT OF THE LOOM, INC.

                  Employment Agreement for Richard C. Lappin

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                            FARLEY INDUSTRIES, INC.
                                      and
                            FRUIT OF THE LOOM, INC.

                  Employment Agreement for Richard C. Lappin





1.   Employment and Assignment; Obligations of FOL and Company  . . . . .  120

2.   Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  121

3.   Offices and Duties . . . . . . . . . . . . . . . . . . . . . . . . .  121

4.   Salary and Annual Incentive Compensation . . . . . . . . . . . . . .  122

5.   Long-Term Compensation, Including Stock Options, and Benefits,
     Deferred Compensation, and Expense Reimbursement . . . . . . . . . .  122

6.   Termination Due to Normal Retirement, Approved Early Retirement,
     Death, or Disability . . . . . . . . . . . . . . . . . . . . . . . .  126

7.   Termination For Reasons Other Than Normal Retirement, Approved Early
     Retirement, Death or Disability  . . . . . . . . . . . . . . . . . .  128

8.   Definitions Relating to Termination Events.  . . . . . . . . . . . .  133

9.   Excise Tax Gross-Up  . . . . . . . . . . . . . . . . . . . . . . . .  136

10.  Non-Competition and Non-Disclosure; Executive Cooperation  . . . . .  138

11.  Governing Law; Disputes; Arbitration . . . . . . . . . . . . . . . .  139

12.  Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . .  141

13.  Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . .  143


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                             EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT is dated as of the 28th day of March, 1995, by and among FARLEY INDUSTRIES, INC., an Illinois corporation (the "Company"), FRUIT OF THE LOOM, INC., a Delaware corporation ("FOL"), and Richard C. Lappin ("Executive"), and shall become effective as of December 18, 1994 (the "Effective Date").

                              W I T N E S S E T H

            WHEREAS, Executive has served and is serving as a senior executive of the Company and, under Service Agreements between the Company and FOL (any such agreement as may be in effect from time to time being the "Service Agreement"), as a senior executive of FOL; and

            WHEREAS, FOL desires that Executive continue to serve FOL in a senior executive capacity in connection with the conduct of its businesses, the Company desires to continue to employ Executive as a senior executive so that he may continue serve FOL, under the Service Agreement, in such a senior executive capacity, and Executive desires to accept such employment by the Company and assignment with FOL on the terms and conditions herein set forth; and

            WHEREAS, the Company, FOL, and Executive desire to set forth the terms upon which Executive shall be so employed by the Company and assigned to FOL.

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which the Company, FOL, and Executive each hereby acknowledge, the Company, FOL, and Executive hereby agree as follows:

     1.     Employment and Assignment; Obligations of FOL and Company.

            (a) Employment by the Company and Assignment to FOL. The Company hereby agrees to employ Executive as a senior executive of the Company and as a senior executive assigned to serve as a senior executive of FOL, FOL hereby agrees to the assignment of Executive as a senior executive of FOL, and Executive hereby agrees to accept such employment and assignment and serve in such capacities, during the Term as defined in Section 2 and upon the terms and conditions set forth in this Employment Agreement (this "Agreement").

            (b) Obligations of FOL and Company, and Effect on Service Agreement. FOL guarantees to Executive payment of all obligations hereunder of the Company to Executive, including obligations under Sections 6 and 7. FOL and the Company acknowledge and agree that, to the extent that this Agreement specifies matters relating to the assignment of Executive to FOL and imposes obligations between FOL and the Company relating thereto, this Agreement may modify and amend the terms of any Service Agreement. If FOL makes any payment of cash or property to Executive hereunder, including any payment under a guarantee by FOL of a direct obligation of the Company to Executive hereunder, that duplicates a payment made or owing by FOL to the Company under the Service Agreement, FOL shall have a right of reimbursement or setoff against the Company in respect of such payment. If Section 6 or 7

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specify  a  payment,   action  or  other  obligation  to  Executive  following
termination of Executive's employment by the Company and service to FOL without specifying the primary obligor therefor, the obligor therefor shall be FOL in respect of any obligation that replaces, settles, or otherwise relates to an obligation of FOL under Sections 4 and 5 and shall be the Company in respect of any obligation that replaces, settles, or otherwise relates to an obligation of the Company under Sections 4 and 5, subject to FOL's guarantee of the obligations of the Company.

     2.     Term.

            The  term of employment of  Executive and assignment  to FOL under this Agreement (the "Term") shall be the period commencing on the Effective Date and terminating on December 17, 1997 and any period of extension thereof in accordance with this Section 2, subject to earlier termination in accordance with Section 6 or 7. The Term shall be extended automatically without further action by any party for the one-year period beginning on December 18, 1997 and each succeeding December 18 thereafter, unless the Company or FOL shall have served written notice upon Executive (and on the one of the Company or FOL not serving such notice, if the two are not acting jointly), or Executive shall have served written notice on the Company and FOL, in either case in accordance with the provisions of Section 12(d), on or prior to the June 30 preceding a date upon which such extension would become effective electing not to extend the Term further as of the December 18 next succeeding the date such notice is served, in which case the Term shall terminate at the next December 17 (subject to earlier termination in accordance with Section 6 or 7).

     3.     Offices and Duties.

            The provisions of this Section 3 will apply during the Term:

            (a) Generally. Executive shall serve as President and Chief Operating Officer of the Company assigned, pursuant to the Service Agreement, to serve as a senior executive of FOL, as specified herein. If elected, Executive agrees to serve as a member of the Board of Directors of FOL (the "Board") and, for so long as he is serving on the Board, Executive agrees to serve as Vice Chairman of the Board and as a member of any other Board Committee if the Board shall elect or appoint Executive to such positions. If Executive is at any time during the Term not seated as a Director of FOL, or not elected or appointed by the Board as Vice Chairman of the Board, Executive shall serve as a senior executive of FOL in a position substantially equivalent in rank and responsibilities to those of Vice Chairman of the Board, and in any event Executive shall perform such duties and responsibilities with FOL, on behalf of the Company, as are substantially consistent with his rank and status with the Company and FOL as of the
Effective  Date.    Executive  shall  devote  substantial  business  time  and attention, and his best efforts, abilities, experience, and talent, to the positions as President and Chief Operating Officer of the Company and Vice Chairman of the Board (or an equivalent senior executive office of FOL, as specified in this Section 3(a)) and for the businesses of the Company and FOL; provided, however, that nothing in this Agreement shall preclude or prohibit Executive from engaging in other activities, including as assigned by the Company, to the extent that such other activities do not preclude Executive's

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employment and assignment to serve FOL or otherwise inhibit the performance of
Executive's duties under this Agreement or conflict with the businesses of FOL, the Company, and their subsidiaries and affiliates.

            (b) Place of Employment. Executive's principal place of employment shall be the Corporate Offices of FOL in Chicago, Illinois. In no event shall the Executive's principal place of employment be relocated outside of Chicago, Illinois without his consent.

     4.     Salary and Annual Incentive Compensation.

            As partial compensation for the services to be rendered hereunder by Executive, the Company agrees to pay to Executive during the Term the compensation set forth in this Section 4, and FOL agrees to guarantee the payment of such compensation to Executive.

            (a) Base Salary. The Company will pay to Executive during the Term a base salary at the annual rate in effect at the Effective Date, payable in cash in substantially equal monthly installments during each calendar year, or portion thereof, of the Term and otherwise in accordance with the Company's usual payroll practices with respect to persons assigned to serve as senior executives of FOL (except to the extent deferred under Section 5(d)). Executive's annual base salary shall be reviewed by FOL and the Company at least once in each calendar year and may be increased above, but may not be reduced below, the then-current rate of such base salary.

            (b) Annual Incentive Compensation. The Company will pay to Executive during the Term annual incentive compensation, determined through Executive's participation in the FOL 1995 Executive Incentive Compensation Plan (subject to approval thereof by FOL's stockholders) (the "1995 EICP"), the FOL Executive Incentive Compensation Plan (the "EICP") if the 1995 EICP is not approved by FOL stockholders, and any successor to the 1995 EICP or the EICP, which shall offer to Executive an opportunity to earn additional compensation in amounts determined by and in the sole discretion of the Compensation Committee of the Board of Directors of FOL (the "Committee"), in accordance with the applicable plan and consistent with past practices of the Company; provided, however, that FOL and the Company will use their best efforts to maintain in effect, for each year during the Term, the 1995 EICP, the EICP (if the 1995 EICP is not approved by FOL stockholders), or an equivalent plan under which Executive will be eligible for an award not less than the opportunity level assigned to him under the 1995 EICP or the EICP during 1995 (if the 1995 EICP is not approved by FOL stockholders). Any such annual incentive compensation payable to Executive shall be paid by FOL to the Company and by the Company (without varying the amount or timing of payment or otherwise exercising discretion) to Executive in accordance with FOL's incentive compensation payment practices with respect to senior executives (except to the extent deferred under Section 5(d)).

     5. Long-Term Compensation, Including Stock Options, and Benefits, Deferred Compensation, and Expense Reimbursement

            As partial compensation for the services to be rendered hereunder by Executive, the Company agrees to provide the compensation and benefits to the extent specified in this Section 5, including Sections 5(a), (c), (d), and

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(e), FOL agrees to guarantee the payment of all such compensation and benefits to be provided by the Company under this Section 5, and FOL agrees to provide the compensation and benefits to the extent specified in this Section 5, including Sections 5(a), (b),(d) and (e).

            (a)    Executive Compensation Plans.   Executive shall be entitled
during the Term to participate, without discrimination or duplication, in all executive compensation plans and programs intended for general participation by senior executives of the Company, including those assigned to FOL and by senior executives of FOL, as presently in effect or as they may be modified or added to from time to time, subject to the eligibility and other requirements of such plans and programs, including without limitation the long-term incentive features of the 1995 EICP, the EICP (if the 1995 EICP is not approved by FOL's stockholders), any successor to such plans, and other stock option plans, performance share plans, management incentive plans, and deferred compensation plans of FOL, and supplemental retirement plans of the Company; provided, however, that such compensation plans and programs, in the aggregate, shall provide Executive with benefits and compensation and incentive award opportunities substantially no less favorable than those provided by the Company and FOL under such plans and programs to senior executives in similar capacities. For purposes of this Agreement, all references to "performance share plans" and "performance shares" refer to such arrangements under the 1995 EICP or the EICP and to any performance shares, performance units, stock grants, or other long-term incentive arrangements adopted as a successor or replacement to performance shares under such plans or other plans of the Company.

            (b) Stock Option Grant Upon Signing Agreement. In addition to the compensation otherwise specified under Sections 4 and 5, FOL has granted to Executive, as of December 18, 1994 and conditioned upon Executive's execution of this Agreement, a non-qualified stock option to purchase 75,000 shares of FOL's Class A Common Stock (the "1995 Option"), under the 1995 EICP, subject to stockholder approval of the 1995 EICP at FOL's 1995 Annual Meeting of Stockholders. The 1995 Option shall be evidenced by, and have the terms set forth in, the option agreement attached as Exhibit A hereto (the "Option Agreement"), which has been authorized and approved by the Committee under the 1995 EICP.

            Not later than such  time as the 1995 Option  becomes exercisable,
FOL will have filed with the Securities and Exchange Commission, and will thereafter maintain the effectiveness of, a registration statement registering under the Securities Act of 1933, as amended, the offer and sale of shares by FOL pursuant to the 1995 Option, which registration statement shall include a resale prospectus covering the reoffer and resale (or other disposition) of all shares acquired by Executive upon exercise of the 1995 Option, and FOL will maintain as current all offering materials under such registration statement at all times that offers and sales of such shares could be made by FOL or Executive.

            (c)    Employee and  Executive Benefit Plans.   Executive shall be
entitled during the Term to participate, without discrimination or duplication, in all employee and executive benefit plans and programs of the Company, as presently in effect or as they may be modified or added to by the Company from time to time, to the extent such plans are available to similarly

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situated senior  executives  or  employees of  the  Company,  including  those assigned to serve as senior executives of FOL, subject to the eligibility and other requirements of such plans and programs, including without limitation plans providing pensions, other retirement benefits, medical insurance, life
insurance,  disability  insurance,  and  accidental  death  or   dismemberment
insurance, and participation in savings, profit-sharing, and stock ownership plans; provided, however, that such benefit plans and programs and any benefit plans and programs of FOL in which Executive may from time to time participate shall, in the aggregate, provide Executive with benefits substantially no less favorable than those provided by the Company and FOL to senior executives in similar capacities.

            In furtherance of and not in limitation of the foregoing, during the Term:

     (i) Executive will participate in all executive and employee vacation and time-off programs;

     (ii) The Company will provide Executive with coverage by long-term disability insurance and benefits substantially no less favorable (including any required contributions by Executive) than such insurance and benefits provided to Executive at January 1, 1995;
     (iii) Executive will be covered by Company-paid group and individual term life insurance providing a death benefit of not less than four times Executive's annual base salary under Section 4(a); provided, however, that such insurance may be combined with a supplementary retirement funding vehicle;

     (iv)   Under the Company's pension plans  (including supplemental plans):
            (A) Executive will be entitled to benefits substantially no less favorable than those under such plans and programs of the Company as in effect at January 1, 1995; (B) for purposes of calculating such benefits, (x) Executive's compensation covered by such plans will include 100% of annual salary paid under Section 4(a) and no less than 50% of annual incentive compensation paid under Section 4(b), and (y) Executive shall be credited, for each full calendar year of the Term that is completed up to ten years, with one additional year of service up to ten additional years under such plans, which shall all be fully vested upon crediting; and (C) amounts equal to the present value of Executive's accrued benefit vested at any time during the Term, under all supplemental (non-qualified) pension plans of the Company, will be fully funded by the Company by the purchase of an insured annuity, the ownership of which shall be transferred to Executive, providing a benefit equivalent to such accrued benefit on an after-tax basis, and the Company will pay to Executive an additional amount (or apply such additional amount to the purchase of an increased insured annuity if so elected by Executive) equal to the total of Executive's federal, state, and local income and employment taxes on the insured annuity and such additional amount; and

     (v) The Company will provide Executive with health and medical benefits consistent with its policies for other senior executives, including those assigned to serve as senior executives of FOL,

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            subject   to   a   lifetime   maximum   amount   of   supplemental
            reimbursements of $750,000; provided, however, that supplemental health and medical benefits shall provide for reimbursement of Executive to the extent that any limitation on maximum lifetime health and medical benefits and reimbursements under other Company policies and programs is exceeded.

            (d) Deferral of Compensation. The Company and FOL shall implement deferral arrangements, as obligations of FOL, permitting Executive to elect to irrevocably defer receipt, pursuant to written deferral election terms and forms (the "Deferral Election Forms"), of all or a specified portion of (i) his annual base salary and annual incentive compensation under Section 4, (ii) long-term incentive compensation under Sections 5(a) and 5(b) (including payouts relating to performance shares), and (iii) shares acquired upon exercise of options granted under Sections 5(a) and (b) that are acquired in an exercise in which Executive pays the exercise price by the surrender of previously acquired shares, to the extent of the net additional shares acquired by Executive in such exercise; provided, however, that such deferrals shall not reduce Executive's total cash compensation in any calendar year below the sum of (i) the FICA maximum taxable wage base plus (ii) 1.45% of Executive's salary, annual incentive compensation and long-term incentive compensation in excess of such FICA maximum. In addition, the Committee may require mandatory deferral of amounts payable as annual incentive compensation under Section 4(b) or long-term incentive compensation under Sections 5(a) and 5(b), which deferrals will otherwise be in accordance with this Section 5(d), and the Company hereby delegates to such Committee full authority to require such mandatory deferral of annual incentive compensation.

            In accordance with  such duly executed Deferral  Election Forms or the terms of any mandatory deferral, FOL shall, in lieu of payment by FOL to the Company (under the Service Agreement in respect of Executive's services) and in lieu of any direct payment by FOL or the Company to Executive, credit to one or more bookkeeping accounts maintained by FOL for Executive, on the respective date or dates payments would otherwise be due to Executive, amounts equal to the compensation subject to deferral, such credits to be denominated in cash if the compensation would have been paid in cash but for the deferral or in shares if the compensation would have been paid in shares but for the deferral. An amount of cash equal in value to all cash-denominated amounts credited to Executive's account and a number of shares of Common Stock equal to the number of shares credited to Executive's account pursuant to this
Section 5(d) shall be transferred as soon as practicable following such crediting by FOL to, and shall be held and invested by, an independent trustee selected by FOL (a "Trustee") pursuant to a "rabbi trust" established by FOL in connection with such deferral arrangement and as to which the Trustee shall make investments based on Executive's investment objectives (including possible investment in publicly traded stocks and bonds, mutual funds, and insurance vehicles). Thereafter, Executive's deferral accounts will be valued by reference to the value of the assets of the "rabbi trust"; provided, however, that a portion of the assets of the "rabbi trust" may be used to reimburse FOL for its reasonable cost of funds resulting from payment of taxes by FOL relating to such rabbi trust assets during the period of deferral and prior to the settlement of Executive's deferral accounts. FOL shall pay all other costs of administration of the deferral arrangement, without deduction or reimbursement from the assets of the "rabbi trust."

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            Except  as  otherwise provided  under Section  7  in the  event of
Executive's termination of employment with the Company or termination of service to FOL or as otherwise determined by the Committee in the event of hardship on the part of Executive, upon such date(s) or event(s) set forth in the Deferral Election Forms (including forms filed after deferral but before settlement in which Executive may elect to further defer settlement) or the terms of any mandatory deferral, FOL shall promptly pay to Executive cash equal to the cash then credited to Executive's deferral accounts and cash equal in value to any shares of Common Stock then credited to Executive's deferral accounts, less applicable withholding taxes, and such distribution shall be deemed to fully settle such accounts; provided, however, that FOL may instead settle such accounts by directing the Trustee to distribute the assets of the "rabbi trust." FOL, the Company, and Executive agree that compensation
deferred  pursuant  to   this  Section   5(d)  shall  be   fully  vested   and
nonforfeitable; provided, however, Executive acknowledges that his rights to the deferred compensation provided for in this Section 5(d) shall be no greater than those of a general unsecured creditor of FOL, and that such rights may not be pledged, collateralized, encumbered, hypothecated, or liable for or subject to any lien, obligation, or liability of Executive, or be assignable or transferable by Executive, otherwise than by will or the laws of descent and distribution, provided that Executive may designate one or more beneficiaries to receive any payment of such amounts in the event of his death.

            (e) Reimbursement of Expenses. The Company will promptly reimburse Executive for all reasonable business expenses and disbursements incurred by Executive in the performance of Executive's duties during the Term in accordance with the Company's reimbursement policies as in effect from time to time.

     6. Termination Due to Normal Retirement, Approved Early Retirement, Death, or Disability

            Executive may terminate employment with the Company and cease to serve as a senior executive of FOL upon Executive's retirement at or after age 65 ("Normal Retirement") or, if approved in advance by the Company and the Committee, upon Executive's early retirement prior to age 65 ("Approved Early Retirement"). FOL may terminate the service of Executive due to the Disability (as defined in Section 8(c)) of Executive, in which case Executive's employment by the Company and service to FOL will terminate due to Disability.

            At the time Executive's employment by the Company and service to FOL terminates due to Normal Retirement, Approved Early Retirement, or death, the Term will terminate. In the event Executive's employment by the Company and service to FOL terminates due to Disability, the Term will terminate at the expiration of the 30-day period referred to in the definition of Disability (set forth in Section 8(c)) absent the actions referred to therein being taken by Executive to return to service and present to the Company and FOL a certificate of good health.

            Upon a termination of Executive's employment by the Company and service to FOL due to Normal Retirement, Approved Early Retirement, death, or Disability, all obligations of the Company, FOL, and Executive under Sections

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1 through 5 of this Agreement  will immediately cease; provided, however, that subject to the provisions of Section 12(c), the Company and FOL will pay Executive (or his beneficiaries or estate) (in accordance with Section 1(b)),
and   Executive (or his beneficiaries or  estate) will be entitled to receive, the following:

     (i) The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of termination, pro rated through such date of termination, will be paid;

     (ii) All vested, nonforfeitable amounts owing or accrued at the date of termination under any compensation and benefit plans, programs, and arrangements set forth or referred to in Sections 4(b) and 5(a) and (c) hereof (including any earned annual incentive compensation and performance shares) in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted;

     (iii) In lieu of any annual incentive compensation under Section 4(b) for the year of Executive's termination (unless otherwise payable under (ii) above), Executive will be paid an amount equal to the average annual incentive compensation paid to Executive in the three years immediately preceding the year of termination (or, if Executive was not eligible to receive or did not receive such incentive compensation for any year in such three year period, the Executive's target annual incentive compensation for such year(s) shall be used to calculate average annual incentive compensation) multiplied by a fraction the numerator of which is the number of days Executive was employed and served in the year of termination and the denominator of which is the total number of days in the year of termination;

     (iv) In lieu of any payment in respect of performance shares granted in accordance with Section 5(a) for any performance period not completed at the date of Executive's termination (unless otherwise payable under (ii) above), Executive will be paid in cash an amount equal to the cash amount payable plus the value of any shares of Common Stock or other property (valued at the date of termination) payable upon achievement of (A) the maximum performance, in the case of death or Disability, or (B) at target performance, in the case of Normal Retirement or Early Retirement, in respect of each tranche of performance shares, multiplied by a fraction the numerator of which is the number of days Executive was employed and served during the respective performance period and the denominator of which is the total number of days in such performance period;

     (v) Stock options then held by Executive will be exercisable to the extent and for such periods, and otherwise governed, by the plans and programs and the agreements and other documents thereunder pursuant to which such stock options were granted;


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     (vi)   All deferral arrangements  under Section 5(d)  will be settled  in accordance with Executive's duly executed Deferral Election Forms or the terms of any mandatory deferral;

     (vii)  Reasonable  business   expenses  and  disbursements   incurred  by
            Executive prior to such termination will be reimbursed, as authorized under Section 5(e); and

     (viii) If Executive's employment and service terminates due to Disability, for the period extending from such termination until Executive reaches age 65, Executive shall continue to participate in all employee benefit plans, programs, and arrangements under
            Section 5(c) providing health, medical, and life insurance and pension benefits in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company and service to FOL during such period or, if such plans, programs, or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs, and arrangements in which Executive was participating immediately prior to termination, as if Executive had received credit under such plans, programs, and arrangements for service and age with the Company and FOL during such period following Executive's termination, with such benefits payable by the Company and/or FOL at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating);

provided further, that, in the case of termination of Executive's employment and service due to Disability, Executive must continue to satisfy the conditions set forth in Section 10 in order to continue receiving the compensation and benefits under (viii), above. Amounts payable under (i),
(ii), (iii), (iv), and (vii) above will be paid as promptly as practicable after Executive's termination; provided, however, to the extent that FOL would not be entitled to deduct any such payments under Internal Revenue Code
Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by FOL without limitation under Section 162(m) (unless this provision is waived by FOL).

     7. Termination For Reasons Other Than Normal Retirement, Approved Early Retirement, Death or Disability

            (a) Termination for Cause and Termination by Executive. In accordance with the provisions of this Section 7(a), FOL may terminate the service of Executive as a senior executive of FOL for Cause (as defined in Section 8(a)) at any time prior to a Change in Control (as defined in Section 8(b)), in which case Executive's employment by the Company and service to FOL will terminate, the Company may terminate the employment of Executive for Cause (as defined in Section 8(a)) at any time prior to a Change in Control

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(as defined in Section 8(b)), and  Executive may terminate his employment with the Company and service with FOL voluntarily for reasons other than Good Reason (as defined in Section 8(d)) at any time. An election by Executive not to extend the Term pursuant to Section 2 hereof shall be deemed to be a voluntary termination of such employment and such service by Executive at the date of expiration of the Term, unless there occurs a Change in Control prior to the date of expiration.

            Upon a termination of Executive's service with FOL for Cause, termination of Executive's employment by the Company for Cause or voluntarily termination by the Executive, the Term will immediately terminate, and all obligations of the Company and FOL under Sections 1 through 5 of this Agreement will immediately cease; provided, however, that subject to the provisions of Section 12(c), the Company and FOL shall pay Executive, and Executive shall be entitled to receive, the following:

     (i) The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of termination, pro rated through such date of termination, will be paid;

     (ii) All vested, nonforfeitable amounts owing or accrued at the date of termination under any compensation and benefit plans, programs, and arrangements set forth or referred to in Sections 4(b) and 5(a) and 5(c) hereof (including any earned annual incentive compensation and performance shares) in which Executive theretofore participated will be paid under the terms and conditions of the plans, programs, and arrangements (and agreements and documents thereunder) pursuant to which such compensation and benefits were granted;

     (iii) A cash amount equal to the amount credited to Executive's deferral accounts under deferral arrangements authorized under Section 5(d) hereof at the date of termination (including cash equal in value at that date to any shares of Common Stock credited to Executive's deferral accounts), less applicable withholding taxes under
            Section 12(i); provided, however, that FOL may instead settle such accounts by directing the Trustee to distribute the assets of the "rabbi trust." Such amounts shall be paid or distributed as promptly as practicable following such date of termination, without regard to any stated period of deferral otherwise remaining in respect of such amounts, and the payment of such amounts shall be deemed to fully settle such accounts;

     (iv)   Reasonable  business   expenses  and  disbursements   incurred  by
            Executive prior to such termination will be reimbursed, as authorized under Section 5(e), and

     (v) Under FOL's pension plans (including supplemental plans), Executive shall be retroactively credited, as of January 1 of the year of termination, with two additional years of service up to ten additional years under such plans for the period from January 1, 1995 through the December 31st of the year prior to the year of termination, such credit to be reduced by the number of additional years of service previously credited under Section 5(c)(iv)(y).

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            Such retroactively credited years of service shall be deemed to be fully vested as of January 1 of the year of termination.

Amounts payable under (i), (ii), (iii), and (iv) above will be paid as promptly as practicable after Executive's termination; provided, however, to the extent that FOL would not be entitled to deduct any such payments under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by FOL without limitation under Section 162(m) (unless this provision is waived by FOL).

            (b) Termination Without Cause and Termination by Executive for Good Reason. In accordance with the provisions of this Section 7(b), FOL may terminate the service by Executive as a senior executive of FOL without Cause (as defined in Section 8(a)), including after a Change in Control (as defined in Section 8(b)), upon 90 days' written notice to Executive, in which case Executive's employment by the Company will terminate, the Company may terminate Executive's employment without Cause (as defined in Section 8(a)), including after a Change in Control (as defined in Section 8(b)), upon 90 days' written notice to Executive, and Executive may terminate his employment by the Company and service with FOL for Good Reason (as defined in Section 8(d)) following a Change in Control upon 90 days' written notice to the Company and FOL; provided, however, that, if the basis for such Good Reason is correctable, the Company and/or FOL have not corrected the basis for such Good Reason within 30 days after both have received such notice. The foregoing notwithstanding, in lieu of the Company or FOL providing 90 days' written notice to Executive, the Company and FOL may pay Executive his then-current annual base salary under Section 4(a) and credit Executive with service for 90 days for all purposes hereunder. An election by the Company or FOL not to extend the Term pursuant to Section 2 hereof shall be deemed to be a
termination of service  with        FOL and termination  of employment by  the
Company without Cause at the date of expiration of the Term.

            Upon a termination of Executive's service with FOL without Cause or termination of Executive's employment by the Company without Cause prior to or following a Change in Control or termination of Executive's service with FOL and employment with the Company by Executive for Good Reason following a Change in Control, the Term will immediately terminate and all obligations of the Company, FOL, and Executive under Sections 1 through 5 of this Agreement will immediately cease, except that subject to the provisions of Section 12(c) the Company and FOL shall pay Executive, and Executive shall be entitled to receive, the following:

     (i)    A lump-sum cash payment will be paid as follows:

            (A) In the event such termination is a termination by FOL or the Company without Cause following a Change in Control or a termination by Executive for Good Reason following a Change in Control, an amount paid by FOL equal to the sum of Executive's annual base salary payable under Section 4(a) immediately prior to termination plus the average annual incentive compensation paid to Executive in the three years immediately preceding the year of termination (or, if Executive was not eligible to receive or did not

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


                   receive such incentive compensation for any year in such three year period, the Executive's target annual incentive compensation for such year(s) shall be used to calculate average annual incentive compensation) (such sum being the "total cash" for purposes of this Section 7(b)(i)) multiplied by a number which is the greater of the number of years (including any fraction determined based on the number of days remaining in the year of termination) remaining in the term without regard to such termination or 2.0, which payment shall be reduced pro rata to the extent the number of full months remaining until Executive attains age 65 is less than 24 months, plus, in lieu of any payment in respect of performance shares or other long term incentive awards granted in accordance with Section 5(a) for any performance period not completed at the date of Executive's termination (unless otherwise payable under (iii) below), an amount equal to the cash amount payable plus the value of any shares of Common Stock or other property (valued at the date of termination) payable upon the achievement of maximum performance in respect of each tranche of performance shares without proration; or

            (B) In the event such termination is a termination by FOL or the Company without Cause prior to a Change in Control, an amount equal to then-current annual base salary payable under Section 4(a) multiplied by 2.0, which payment shall be reduced pro rata to the extent the number of full months remaining until Executive attains age 65 is less than 24 months, plus, in lieu of any payment in respect of performance shares or other long term incentive awards granted in accordance with Section 5(a) for any performance period not completed at the date of Executive's termination (unless otherwise payable under (iii) below), Executive will be paid in cash an amount equal to the cash amount payable plus the value of any shares of Common Stock or other property (valued at the date of termination) payable upon achievement of the greater of target performance or actual performance achieved at the date of termination in respect of each tranche of performance shares, multiplied by a fraction the numerator of which is the number of days Executive was employed and served during the respective performance period and the denominator of which is the total number of days in such performance period;

     (ii) The unpaid portion of annual base salary at the rate payable, in accordance with Section 4(a) hereof, at the date of termination, pro rated through such date of termination, will be paid;

     (iii) All vested, nonforfeitable amounts owing or accrued at the date of termination under any compensation and benefit plans, programs, and arrangements set forth or referred to in Sections 4(b) and 5(a) and (c) hereof (including any earned annual incentive compensation and performance shares) in which Executive theretofore participated will be paid under the terms and

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


            conditions  of  the   plans,  programs,   and  arrangements   (and
            agreements and documents thereunder) pursuant to which such compensation and benefits were granted;

     (iv) In lieu of any annual incentive compensation under Section 4(b) for the year in which Executive's employment and service terminated (unless otherwise payable under (iii) above), Executive will be paid an amount equal to the average annual incentive compensation paid to Executive in the three years immediately preceding the year of termination (or, if Executive was not eligible to receive or did not receive such incentive compensation for any year in such three year period, the Executive's target annual incentive compensation for such year(s) shall be used to calculate average annual incentive compensation) multiplied by a fraction the numerator of which is the number of days Executive was employed and served in the year of termination and the denominator of which is the total number of days in the year of termination;

     (v) Stock options then held by Executive will be exercisable to the extent and for such periods, and otherwise governed, by the plans and programs (and the agreements and other documents thereunder) pursuant to which such stock options were granted;

     (vi) All deferral arrangements under Section 5(d) will be settled in accordance with Executive's duly executed Deferral Election Forms or the terms of any mandatory deferral; provided, however, in the event of a termination by FOL or the Company without Cause prior to a Change in Control, a cash amount will be paid equal to the amount credited to Executive's deferral accounts under deferral arrangements authorized under Section 5(d) hereof at the date of termination (including cash equal in value at that date to any shares of Common Stock credited to Executive's deferral accounts), less applicable withholding taxes under Section 12(i); provided, however, that FOL may instead settle such accounts by directing the Trustee to distribute the assets of the "rabbi trust." Such amounts shall be paid or distributed as promptly as practicable following such date of termination, without regard to any stated period of deferral otherwise remaining in respect of such amounts, and the payment of such amounts shall be deemed to fully settle such accounts;

     (vii)  Reasonable  business  expenses   and  disbursements  incurred   by
            Executive prior to such termination will be reimbursed, as authorized under Section 5(e);

     (viii) In the event such termination is a termination by FOL or the Company without Cause following a Change in Control or a termination by Executive for Good Reason following a Change in Control, a lump-sum cash payment will be paid by FOL equal to the present value of Executive's accrued benefit, if any, which shall be fully vested at the date of termination, under all supplemental (non-qualified) pension plans of the Company, unless such benefits are fully funded based on assets held in trust for the benefit of

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            Executive which cannot be  reached by creditors of the  Company or
            FOL, or such benefits are otherwise funded and secured in an equivalent manner; and

     (ix) In the event such termination is a termination by FOL without cause or a termination by Executive for Good Reason, for a period of two years after such termination, Executive shall continue to participate in all employee, executive, and special individual benefit plans, programs, and arrangements under Section 5(c) including but not limited to health, medical, disability, life insurance, and pension benefits in which Executive was participating immediately prior to termination, the terms of which allow Executive's continued participation, as if Executive had continued in employment with the Company and service to FOL during such period or, if such plans, programs, or arrangements do not allow Executive's continued participation, a cash payment equivalent on an after-tax basis to the value of the additional benefits Executive would have received under such employee benefit plans, programs, and arrangements in which Executive was participating immediately prior to termination, as if Executive had received credit under such plans, programs, and arrangements for service and age with the Company during such period following Executive's termination, with such benefits payable by the Company and/or FOL at the same times and in the same manner as such benefits would have been received by Executive under such plans (it being understood that the value of any insurance-provided benefits will be based on the premium cost to Executive, which shall not exceed the highest risk premium charged by a carrier having an investment grade or better credit rating).

Amounts payable under (i), (ii), (iii), (iv), (vi), (vii), and (viii) above will be paid as promptly as practicable after Executive's termination, and in no event more than 45 days after such termination, provided, however, that, in the case of a termination by FOL without Cause prior to a Change in Control, to the extent that FOL would not be entitled to deduct any such payments under Internal Revenue Code Section 162(m), such payments shall be made at the earliest time that the payments would be deductible by FOL without limitation under Section 162(m) (unless this provision is waived by FOL), but in no event later than twelve months subsequent to the date of termination.

     8.     Definitions Relating to Termination Events.

            (a) "Cause." For purposes of this Agreement, "Cause" shall mean Executive's gross misconduct (as defined herein) or willful and material breach of Section 10 of this Agreement. For purposes of this definition, "gross misconduct" shall mean (A) a felony conviction in a court of law under applicable federal or state laws which results in material damage to the Company, FOL, or any of their subsidiaries or affiliates or materially impairs the value of the Executive's services to the Company or FOL, or (B) willfully engaging in one or more acts, or willfully omitting to act in accordance with duties hereunder, which is demonstrably and materially damaging to the Company, FOL, or any of their subsidiaries or affiliates, including acts and omissions that constitute gross negligence in the performance of Executive's duties under this Agreement. For purposes of this Agreement, an act or

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failure to act  on Executive's part  shall be considered  "willful" if it  was done or omitted to be done by him not in good faith, and shall not include any
act   or  failure  to  act   resulting  from  any   incapacity  of  Executive.
Notwithstanding the foregoing, Executive may not be terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by a majority affirmative vote of the membership of the Board of Directors of FOL or the Company (excluding Executive, if he is then a member) at a meeting of such Board called and held for such purpose (after giving
Executive reasonable notice specifying the nature of the grounds for such termination and not less than 30 days to correct the acts or omissions complained of, if correctable, and affording Executive the opportunity, together with his counsel, to be heard before such Board) finding that, in the good faith opinion of the Board, Executive was guilty of conduct affecting the Board's corporation or a subsidiary which conduct constitutes Cause as set forth in this Section 8(a).

            (b) "Change in Control." A "Change in Control" shall be deemed to have occurred if:

     (i) An acquisition by any Person of Beneficial Ownership of the shares of Common Stock of FOL then outstanding ("FOL Common Stock Outstanding") or the voting securities of FOL then outstanding entitled to vote generally in the election of directors ("FOL Voting Securities Outstanding"); provided, however, that such acquisition of Beneficial Ownership would result in the Person's Beneficially Owning twenty-five percent (25%) or more of FOL Common Stock Outstanding or twenty-five percent (25%) or more of the combined voting power of FOL Voting Securities Outstanding; and provided further, that immediately prior to such acquisition such Person was not a direct or indirect Beneficial Owner of twenty-five percent (25%) or more of FOL Common Stock Outstanding or twenty-five percent (25%) or more of the combined voting power of FOL Voting Securities Outstanding, as the case may be; or

     (ii) The approval by the stockholders of FOL of a reorganization, merger, consolidation, complete liquidation or dissolution of FOL, the sale or disposition of all or substantially all of the assets of FOL or similar corporate transaction (in each case referred to in this Section 8(b) as a "Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly); or

     (iii) A change in the composition of the Board of Directors of FOL (the "FOL Board") such that the individuals who, as of the Effective Date, constitute the FOL Board (such FOL Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the FOL Board; provided, however, for purposes of this Section 8(b), that any individual who becomes a member of the FOL Board subsequent to the Effective Date whose election, or nomination for election by FOL's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also

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            members of the Incumbent FOL Board  (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act, including any successor to such Rule) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board.

Notwithstanding the provisions set forth in subparagraphs (i) and (ii) of this
Section 8(b), the following shall not constitute a Change in Control for purposes of this Plan: (1) any acquisition by or consummation of a Corporate Transaction with any Subsidiary or an employee benefit plan (or related trust) sponsored or maintained by FOL or an affiliate; or (2) any acquisition or consummation of a Corporate Transaction following which more than fifty percent (50%) of, respectively, the shares then outstanding of common stock of the corporation resulting from such acquisition or Corporate Transaction and the combined voting power of the voting securities then outstanding of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were Beneficial Owners, respectively, of FOL Common Stock Outstanding and FOL Voting Securities Outstanding immediately prior to such acquisition or Corporate Transaction in substantially the same proportions as their ownership, immediately prior to such acquisition or Corporate Transaction, of FOL Common Stock Outstanding and FOL Voting Securities Outstanding, as the case may be; or (3) any transaction initiated or controlled, directly or indirectly, by Executive, in a capacity other than as a senior executive or director of FOL or senior executive or director of the Company.


            For purposes of this definition:

     (A) The terms "Beneficial Owner," "Beneficially Owning," and "Beneficial Ownership" shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act (including any successor to such Rule).

     (B) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

     (C)    The term "Person"  shall have the meaning ascribed to such term in
            Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including "group" as defined in Section 13(d) thereof.

            (c) "Disability." "Disability" means the failure of Executive to render and perform the services required of him under this Agreement, for a total of 180 days of more during any consecutive 12 month period, because of any physical or mental incapacity or disability as determined by a physician or physicians selected by FOL and reasonably acceptable to Executive, unless, within 30 days after Executive has received written notice from FOL of a

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proposed termination due to such absence, Executive shall have returned to the full performance of his duties hereunder and shall have presented to FOL a written certificate of Executive's good health prepared by a physician selected FOL and reasonably acceptable to the Executive.

            (d) "Good Reason." For purposes of this Agreement, "Good Reason" shall mean the occurrence of a Change in Control following which there occurs, without Executive's prior written consent: (A) a material change, adverse to Executive, in Executive's positions, titles, or offices, status, rank, nature of responsibilities, or authority within FOL in effect prior to a Change in Control, except in connection with the termination of Executive's service to FOL for Cause, Disability, Normal Retirement or Approved Early
Retirement, as a result of Executive's death, or as a result of action by Executive, (B) an assignment of any duties to Executive with FOL which are inconsistent with his status, duties, responsibilities, and authorities in effect prior to a Change in Control, (C) a decrease in annual base salary or other compensation opportunities and maximums or benefits provided under this Agreement, (D) any other failure by FOL or the Company to perform any material obligation under, or breach by FOL or the Company of any material provision of, this Agreement, (E) a relocation of the Corporate Offices of FOL more than 35 miles from the latest location of such offices prior to a Change in Control, (F) any failure to secure the agreement of any successor corporation or other entity to FOL or to the Company to fully assume the obligations of FOL or the Company, respectively, under this Agreement in a form reasonably acceptable to Executive, and (G) any attempt by FOL or the Company to terminate Executive for Cause which does not result in a valid termination for Cause, except in the case that valid grounds for termination for Cause exist but are corrected as permitted under Section 8(a).

     9.     Excise Tax Gross-Up.

            In the event that there shall occur a Change in Control of FOL, if Executive becomes entitled to one or more payments (with a "payment" including, without limitation, the vesting of an option or other non-cash benefit or property), whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company, FOL, or any affiliated company (the "Total Payments"), which are or become subject to the tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar tax that may hereafter be imposed) (the "Excise Tax"), FOL shall pay to Executive at the time specified below an additional amount (the "Gross-up Payment") (which shall include, without limitation, reimbursement for any penalties and interest that may accrue in respect of such Excise Tax) such that the net amount retained by Executive, after reduction for any Excise Tax (including any penalties or interest thereon) on the Total Payments and any federal, state and local income or employment tax and Excise Tax on the Gross-up Payment provided for by this Section 9, but before reduction for any federal, state, or local income or employment tax on the Total Payments, shall be equal to the sum of (a) the Total Payments, and (b) an amount equal to the product of any deductions disallowed for federal, state, or local income tax purposes because of the inclusion of the Gross-up Payment in Executive's adjusted gross income multiplied by the highest applicable marginal rate of federal, state, or local income taxation, respectively, for the calendar year in which the Gross-up Payment is to be made.

            For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax:

            (i) The Total Payments shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of
                   Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, and except to the extent that, in the written opinion of independent compensation consultants or auditors of nationally recognized standing ("Independent Advisors") selected by FOL and reasonably acceptable to Executive, the Total Payments (in whole or in part) do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code or are otherwise not subject to the Excise Tax;

            (ii) The amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of
                   (A) the total amount of the Total Payments or (B) the total amount of excess parachute payments within the meaning of section 280G(b)(1) of the Code (after applying clause (i) above); and

            (iii) The value of any non-cash benefits or any deferred payment or benefit shall be determined by the Independent Advisors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

            For purposes of determining the amount of the Gross-up Payment, Executive shall be deemed (A) to pay federal income taxes at the highest marginal rate of federal income taxation for the calendar year in which the Gross-up Payment is to be made; (B) to pay any applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year (determined without regard to limitations on deductions based upon the amount of Executive's adjusted gross income); and
(C) to have otherwise allowable deductions for federal, state, and local income tax purposes at least equal to those disallowed because of the inclusion of the Gross-up Payment in Executive's adjusted gross income. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Executive shall repay to FOL at the time that the amount of such reduction in Excise Tax is finally determined (but, if previously paid to the taxing authorities, not prior to the time the amount of such reduction is refunded to Executive or otherwise realized as a benefit by Executive) the portion of the Gross-up Payment that would not have been paid if such Excise Tax had been applied in initially calculating the Gross-up Payment, plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), FOL shall make an additional Gross-up Payment in respect of such excess (plus any interest and penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

            The Gross-up Payment provided for above shall be paid on the 30th day (or such earlier date as the Excise Tax becomes due and payable to the taxing authorities) after it has been determined that the Total Payments (or any portion thereof) are subject to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, FOL shall pay to Executive on such day an estimate, as determined by the Independent Advisors, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), as soon as the amount thereof can be determined. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by FOL to Executive, payable on the fifth day after demand by FOL (together with interest at the rate provided in
Section 1274(b)(2)(B) of the Code). If more than one Gross-up Payment is made, the amount of each Gross-up Payment shall be computed so as not to duplicate any prior Gross-up Payment. FOL shall have the right to control all proceedings with the Internal Revenue Service that may arise in connection with the determination and assessment of any Excise Tax and, at its sole option, FOL may pursue or forego any and all administrative appeals, proceedings, hearings, and conferences with any taxing authority in respect of such Excise Tax (including any interest or penalties thereon); provided, however, that FOL's control over any such proceedings shall be limited to issues with respect to which a Gross-up Payment would be payable hereunder, and Executive shall be entitled to settle or contest any other issue raised by the Internal Revenue Service or any other taxing authority. Executive shall cooperate with FOL in any proceedings relating to the determination and assessment of any Excise Tax and shall not take any position or action that would materially increase the amount of any Gross-Up Payment hereunder.

     10.    Non-Competition and Non-Disclosure; Executive Cooperation.

            (a) Non-Competition. Without the consent in writing of the Board of Directors of FOL, upon termination of Executive's employment and cessation of service to FOL for any reason, Executive will not, for a period of two years thereafter, acting alone or in conjunction with others, directly or indirectly (i) engage (either as owner, investor, partner, stockholder, employer, employee, consultant, advisor or director) in any business in the continental United States in which he has been directly engaged on behalf of FOL or any of its subsidiaries, or has supervised as an executive thereof, during the last two years prior to such termination and which is directly in competition with a business then conducted by FOL or any of its subsidiaries;
(ii) induce any customers of FOL or any of its subsidiaries with whom Executive has had contacts or relationships, directly or indirectly, during and within the scope of his assignment and service to FOL or any of its subsidiaries, to curtail or cancel their business with such companies or any of them; or (iii) induce, or attempt to influence, any employee FOL or any of its subsidiaries to terminate employment; provided, however, that the limitation contained in clause (i) above shall not apply if Executive's employment is terminated as a result of a termination by FOL without Cause following a Change in Control or a termination by Executive for Good Reason following a Change in Control. The provisions of subparagraphs (i), (ii) and
(iii) above are separate and distinct commitments independent of each of the other subparagraphs. It is agreed that the ownership of not more than one percent of the equity securities of any company having securities listed on an exchange or regularly traded in the over-the-counter market shall not, of itself, be deemed inconsistent with clause (i) of this paragraph (a).

            (b) Non-Disclosure. Executive shall not, at any time during the Term and thereafter (including following Executive's termination of employment with the Company or service with FOL for any reason), disclose, use, transfer, or sell, except in the course of employment with or other service to the Company, FOL, any company or business other than FOL for which the Company provides management services, and any subsidiary or affiliate thereof, any confidential or proprietary information of the Company, FOL, any company or business other than FOL for which the Company provides management services, and any subsidiary or affiliate thereof so long as such information has not otherwise been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

            (c) Cooperation With Regard to Litigation. Executive agrees to cooperate with the Company and FOL, during the Term and thereafter (including following Executive's termination of employment with the Company or service with FOL for any reason), by making himself available to testify on behalf of the Company, FOL, any company or business other than FOL for which the Company provides management services, or any subsidiary or affiliate thereof, in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, FOL, any company or business other than FOL for which the Company provides management services, or any subsidiary or affiliate thereof, in any such action, suit, or proceeding, by providing information and meeting and consulting with the Board of Directors of the Company and the Board of Directors of FOL, and their representatives or counsel, or representatives or counsel of the Company, FOL, any company or business other than FOL for which the Company provides management services, or any subsidiary or affiliate thereof, as requested. The Company and FOL agree to reimburse Executive, on an after-tax basis, for all expenses actually incurred in connection with his provision of testimony or assistance.

            (d) Release of Employment Claims. Executive agrees, as a condition to receipt of the termination payments and benefits provided for in Sections 6 and 7 herein, that he will execute a release agreement, in a form satisfactory to the Company and FOL, releasing any and all claims arising out of Executive's employment by the Company and service by FOL (other than enforcement of this Agreement).

            (e) Survival. The provisions of this Section 10 shall survive the termination or expiration of this Agreement in accordance with the terms hereof.

     11.    Governing Law; Disputes; Arbitration.

            (a) Governing Law. This Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of Illinois, without regard to Illinois conflicts of law principles, except insofar as the Delaware General Corporation Law and federal laws and regulations may be applicable. If under the governing law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation, ordinance, or other principle of law, such portion shall be deemed to be modified or altered to the extent necessary to conform thereto or, if that is not possible, to be omitted from this Agreement. The invalidity of any such portion shall not affect the force, effect, and validity of the remaining portion hereof. If any court determines that any provision of Section 10 is unenforceable because of the duration or geographic scope of such provision, it is the parties' intent that such court shall have the power to modify the duration or geographic scope of such provision, as the case may be, to the extent necessary to render the provision enforceable and, in its modified form, such provision shall be enforced.

            (b) Reimbursement of Expenses in Enforcing Rights. All reasonable costs and expenses (including fees and disbursements of counsel) incurred by Executive in seeking to enforce rights pursuant to this Agreement shall be paid on behalf of or reimbursed to Executive promptly by the Company, whether or not Executive is successful in asserting such rights; provided, however, that no reimbursement shall be made of such expenses relating to any unsuccessful assertion of rights if and to the extent that Executive's assertion of such rights was in bad faith or frivolous, as determined by independent counsel mutually acceptable to the Executive and the Company.

            (c) Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Chicago, Illinois by three arbitrators in accordance with the rules of the American Arbitration Association in effect at the time of submission to arbitration. Judgment may be entered on the arbitrators' award in any court having jurisdiction. For purposes of entering any judgment upon an award rendered by the arbitrators, the Company, FOL, and Executive hereby consent to the jurisdiction of any or all of the following courts: (i) the United States District Court for the Northern District of Illinois, (ii) any of the courts of the State of Illinois, or (iii) any other court having jurisdiction. The Company, FOL, and Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company, FOL, and Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to such jurisdiction and any defense of inconvenient forum. The Company, FOL, and Executive hereby agree that a judgment upon an award rendered by the arbitrators may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to Section 11(b), the Company shall bear all costs and expenses arising in connection with any arbitration proceeding pursuant to this Section 11. Notwithstanding any provision in this Section 11, Executive shall be entitled to seek specific performance of Executive's right to be paid during the pendency of any dispute or controversy arising under or in connection with this Agreement.

            (d) Interest on Unpaid Amounts. Any amounts that have become payable pursuant to the terms of this Agreement or any decision by arbitrators

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


or judgment by a court of law pursuant to this Section 11 but which are not timely paid shall bear interest, payable by the party owing such amounts, at the prime rate in effect at the time such payment first becomes payable, as quoted by the Bankers Trust Company.

     12.    Miscellaneous.

            (a) Integration. This Agreement modifies and supersedes any and all prior agreements and understandings among the parties hereto with respect to the employment of Executive by the Company (and any affiliate) and assignment as a senior executive of FOL (and any subsidiary), except for contracts relating to compensation under executive compensation and employee benefit plans of the Company and FOL and subject to the provisions of Section 1(b). This Agreement (together with the Option Agreement ) constitutes the entire agreement among the parties with respect to the matters herein provided, and no modification or waiver of any provision hereof shall be effective unless in writing and signed by the parties hereto. Executive shall not be entitled to any payment or benefit under this Agreement which duplicates a payment or benefit received or receivable by Executive under such prior agreements and understandings with the Company and/or FOL or under any benefit or compensation plan of the Company and/or FOL.

            (b) Non-Transferability. Neither this Agreement nor the rights or obligations hereunder of the parties hereto shall be transferable or assignable by Executive, except in accordance with the laws of descent and distribution or as specified in Section 12(c). The Company and FOL may assign this Agreement and the Company's and FOL's rights and obligations hereunder, and shall assign this Agreement, to any Successor (as hereinafter defined) which, by operation of law or otherwise, continues to carry on substantially the business of the Company or FOL prior to the event of succession, and the Company and FOL, if involved in any such event, shall, as a condition of the succession, require such Successor to agree to assume the obligations of the predecessor and be bound by this Agreement. For purposes of this Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the business of the Company or FOL directly, by merger or consolidation, or indirectly, by purchase of the Company's or FOL's voting securities or all or substantially all of the Company or FOL's assets, or otherwise.

            (c) Beneficiaries. Executive shall be entitled to designate (and change, to the extent permitted under applicable law) a beneficiary or beneficiaries to receive any compensation or benefits payable hereunder following Executive's death.

            (d) Notices. Whenever under this Agreement it becomes necessary to give notice, such notice shall be in writing, signed by the party or parties giving or making the same, and shall be served on the person or persons for whom it is intended or who should be advised or notified, by Federal Express or other similar overnight service or by certified or registered mail, return receipt requested, postage prepaid and addressed to such party at the address set forth below or at such other address as may be designated by such party by like notice:

     If to the Company:

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


            Farley Industries, Inc.
            5000 Sears Tower
            233 South Wacker Drive
            Chicago, Illinois  60606
            Attention: Secretary


     If to FOL:

            Fruit of the Loom, Inc.
            5000 Sears Tower
            233 South Wacker Drive
            Chicago, Illinois  60606
            Attention:  Secretary

     With copies to:

            Fruit of the Loom, Inc.
            5000 Sears Tower
            233 South Wacker Drive
            Chicago, Illinois  60606
            Attention: General Counsel

     If to Executive:

            Richard C. Lappin
            560 Oak Knoll Road
            Barrington Hills, Illinois 60010

If the parties by mutual agreement supply all other parties with telecopier numbers for the purposes of providing notice by facsimile, such notice shall also be proper notice under this Agreement. In the case of Federal Express or other similar overnight service, such notice or advice shall be effective when sent, and, in the cases of certified or registered mail, shall be effective 2 days after deposit into the mails by delivery to the U.S. Post Office.

            (e)    Reformation.    The  invalidity  of  any  portion  of  this
Agreement shall not deemed to render the remainder of this Agreement invalid.

            (f)    Headings.     The  headings  of  this   Agreement  are  for
convenience of reference only and do not constitute a part hereof.

            (g)    No General Waivers.   The failure of any party  at any time
to require performance by any other party of any provision hereof or to resort to any remedy provided herein or at law or in equity shall in no way affect the right of such party to require such performance or to resort to such remedy at any time thereafter, nor shall the waiver by any party of a breach of any of the provisions hereof be deemed to be a waiver of any subsequent breach of such provisions. No such waiver shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

            (h) No Obligation To Mitigate. Executive shall not be required to seek other employment or otherwise to mitigate Executive's damages upon any termination of employment or service to FOL; provided, however, that, to the extent Executive receives from a subsequent employer health or other insurance benefits that are substantially similar to the benefits referred to in Section 5(c) hereof, any such benefits to be provided by the Company or FOL to Executive following the Term shall be correspondingly reduced.

            (i) Offsets; Withholding. The amounts required to be paid by the Company and/or FOL to Executive pursuant to this Agreement shall not be subject to offset other than with respect to any amounts that are owed to the Company or FOL by Executive due to his receipt of funds as a result of his fraudulent activity. The foregoing and other provisions of this Agreement notwithstanding, all payments to be made to Executive under this Agreement, including under Sections 6 and 7, or otherwise by the Company or FOL will be subject to required withholding taxes and other required deductions.

            (j)  Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of Executive, his heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns and of FOL and its successors and assigns.

     13.    Indemnification.

            All rights to indemnification by the Company or FOL now existing in favor of the Executive as provided in the Certificate of Incorporation or By-Laws of the Company or FOL or pursuant to other agreements in effect on or immediately prior to the Effective Date shall continue in full force and effect from the Effective Date (including all periods after the expiration of the Term), and the Company and FOL shall also advance expenses for which indemnification may be ultimately claimed as such expenses are incurred to the fullest extent permitted under applicable law, subject to any requirement that the Executive provide an undertaking to repay such advances if it is ultimately determined that the Executive is not entitled to indemnification; provided, however, that any determination required to be made with respect to whether the Executive's conduct complies with the standards required to be met as a condition of indemnification or advancement of expenses under applicable law and the Company's or FOL's Certificate of Incorporation, By-Laws, or other agreement shall be made by independent counsel mutually acceptable to the Executive and the indemnifying party (except to the extent otherwise required by law). After the date hereof, the Company and FOL shall not amend its respective Certificate of Incorporation or By-Laws or any agreement in any manner which adversely affects the rights of the Executive to indemnification thereunder. Any provision contained herein notwithstanding, this Agreement shall not limit or reduce any rights of the Executive to indemnification pursuant to applicable law. In addition, the Company and FOL will maintain directors' and officers' liability insurance in effect and covering acts and omissions of Executive (including during the Term and for a period of six years thereafter) on terms substantially no less favorable as those in effect on the Effective Date (if any).

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


            IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company and FOL have each caused this instrument to be duly executed as of the day and year first above written.

                                 FARLEY INDUSTRIES, INC.



                                 By:    /S/ William Farley
                                 Name:  William Farley
                                 Title: Chairman and Chief Executive Officer

                                 FRUIT OF THE LOOM, INC.



                                 By:     /S/ William Farley
                                 Name:  William Farley
                                 Title: Chairman and Chief Executive Officer

                                 EXECUTIVE


                                  /S/ Richard C. Lappin
                                 Richard C. Lappin